        As filed with the Securities and Exchange Commission on ______________

                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                   -------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                   -------------

                             K-TEL INTERNATIONAL, INC.
               (Exact name of Registrant as specified in its charter)

                Minnesota                               41-0946588
       (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)              Identification No.)


                             2605 Fernbrook Lane North
                            Minneapolis, MN  55447-4736
     (Address, including zip code, of Registrant's principal executive offices)

                             K-TEL INTERNATIONAL, INC.
                         1997 STOCK OPTION PLAN, AS AMENDED
                     1998 NON-QUALIFIED STOCK OPTION AGREEMENT
                     1999 NON-QUALIFIED STOCK OPTION AGREEMENTS
                             (Full Title of the Plans)

                                   -------------

                                   Steven A. Kahn
                              Chief Financial Officer
                             K-tel International, Inc.
                             2605 Fernbrook Lane North
                             Plymouth, Minnesota  55447
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                                    -------------

(Cover page continued on next page)

(Cover page continued from preceding page)


                          CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
  Title of securities to be        Amount to be           Proposed maximum          Proposed maximum       Amount of registration
          registered                registered        offering price per share  aggregate offering price             fee
---------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value
        $.01 per share         1,813,000 shares (1)          $9.5625(2)              $17,336,812.50               $4,820(2)
---------------------------------------------------------------------------------------------------------------------------------



(1) Consists of the following shares: (a) 1,400,000 additional shares issuable pursuant to the 1997 Stock Option Plan as amended (the "1997 Plan"); (b) 200,000 shares issuable pursuant to a non-qualified stock option agreement granted in 1998 (the "1998 Non-Qualified Stock Option Agreements"); and (c) 213,000 shares issuable pursuant to the non-qualified stock option agreements granted in 1999 (the "1999 Non-Qualified Stock Option Agreements"). The number of shares of Common Stock stated above may be adjusted in accordance with the provisions of the 1997 Plan, the 1998 Non-Qualified Stock Option Agreement and the 1999 Non-Qualified Stock Option Agreements (collectively the "Plans"), in the event that, during the period such options are in effect there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the Plans.

(2) Pursuant to Rule 457(h)(1), the aggregate offering price and the amount of the registration fee is computed based on the price of $9.5625 per share, the average of the high and low prices of the Registrant's Common Stock on the NASDAQ Stock Market on March 10, 1999, and assuming that 1,813,,000 shares is the maximum number of the Registrant's securities issuable under the Plans that are covered by the Registration Statement.

                                   EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                      Part II


                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:   INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed with the Commission by K-tel International, Inc. (the "Company") (File No. 0-6664) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference


       1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;
       2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998; and
       3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4:   DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5:   INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

ITEM 6:   INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Article V, Section 5.01 of the Bylaws of the Company provides that the Company shall indemnify persons to the extent required by Minnesota Statutes, section 302A.521. Section 302A.521 provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same penalties, fines, taxes and expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons who are or were serving other organizations at the request of the corporation or whose duties involve or involved service for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 7:   EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8:   EXHIBITS

       4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit (3) filed as part of the Company's Annual Report on Form 10-K for the year ended June 30, 1985).

       4.2    Amendment to Restated Articles of Incorporation of the Company.

       4.3 By-laws of the Company (incorporated by reference to Exhibit (3) filed as part of the Company's Annual Report on Form 10-K for the year ended June 30, 1985).

       4.4    K-tel International, Inc. 1997 Stock Option Plan, As Amended.

       4.5 K-tel International, Inc. 1998 Non-Qualified Option Agreement with Lawrence Kieves.

       4.6 K-tel International, Inc. 1999 Non-Qualified Option Agreements with each of Owen Husney, Steven A. Kahn, Conni Stephan, Susan Kiefer, Michael Brendel, Matthias Huder, Corrina Wieja, Pat Broderick, Tony Deloughery, Jorma Kosonen, Raimo Salin, Shelly Colquhoun, Robert McFee, Dennis W. Ward, Richard Whinfrey, Hayley Benson and Andrew Smith.

       5.1    Opinion of Kaplan, Strangis, and Kaplan, P.A.

       23.1 Consent of Kaplan, Strangis, and Kaplan, P.A. (included in Exhibit 5.1).

       23.2   Consent of Arthur Andersen LLP.

       24.1   Powers of Attorney.

ITEM 9.  UNDERTAKINGS

RULE 415 OFFERING.

       The Company hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Sections 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

       The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

FORM S-8 REGISTRATION STATEMENT

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question where such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 12, 1999.

                                      K-TEL INTERNATIONAL, INC.


                                      By:/s/Philip Kives
                                         -------------------------------
                                         Philip Kives
                                         Chairman and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                         Title                     Date
         ---------                         -----                     ----

                             Chairman of the Board,
                             Chief Executive Officer and
/s/                          Director (Principal Executive
-------------------------    Officer)                           March 12, 1999
Philip Kives

                             Vice President - Finance and
                             Chief Financial Officer
/s/                          (Principal Financial Officer and
-------------------------    Principal Accounting Officer)      March 12, 1999
Steven A. Kahn


                             Director                           March 12, 1999
-------------------------
Lawrence Kieves

/s/*                         Director                           March 12, 1999
-------------------------
Herbert Davis

/s/*                         Director                           March 12, 1999
-------------------------
Jay William Smalley

/s/*                         Director                           March 12, 1999
-------------------------
David Wolinsky

/s/*                         Director                           March 12, 1999
-------------------------
Dennis W. Ward

/s/
---------------------------------
* By Steven A. Kahn, Attorney-in-Fact, pursuant to Powers of Attorney executed by each of the directors above whose name is marked by a "*," by signing his name hereto does hereby sign and execute this Registration Statement of K-tel International, Inc. on behalf of each such director.

                                   EXHIBIT INDEX


Exhibit   Description of Exhibit                                   Sequentially
Number    ----------------------                                   Numbered Page
------                                                             -------------
4.1       Restated Articles of Incorporation of the Company
          (incorporated by reference to Exhibit (3) filed as part
          of the Company's Annual Report on Form 10-K for the
          year ended June 30, 1985).

4.2       Amendment to Restated Articles of Incorporation of the
          Company.

4.3 By-laws of the Company (incorporated by reference to Exhibit (3) filed as part of the Company's Annual
          Report on Form 10-K for the year ended June 30, 1985).

4.4       K-tel International, Inc. 1997 Stock Option Plan, As
          Amended.

4.5       K-tel International, Inc. 1998 Non-Qualified Option
          Agreement with Lawrence Kieves.

4.6       K-tel International, Inc. 1999 Non-Qualified Option
          Agreements with each of Owen Husney, Steven A. Kahn,
          Conni Stephan, Susan Kiefer, Michael Brendel, Matthias
          Huder, Corrina Wieja, Pat Broderick, Tony Deloughery,
          Jorma Kosonen, Raimo Salin, Shelly Colquhoun, Robert
          McFee, Dennis W. Ward, Richard Whinfrey, Hayley Benson and Andrew Smith.

5.1       Opinion of Kaplan, Strangis, and Kaplan, P.A.

23.1 Consent of Kaplan, Strangis, and Kaplan, P.A. (included in Exhibit 5.1).


23.2      Consent of Arthur Andersen LLP.

24.1      Power of Attorney.
